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                                                                       Exhibit 4


THIS CERTIFICATE IS TRANSFERABLE                      9.0% SERIES A CUMULATIVE
    IN BOSTON, MASSACHUSETTS                         REDEEMABLE PREFERRED STOCK
     OR NEW YORK, NEW YORK

        PAR VALUE $.01
          PER SHARE

SEE REVERSE SIDE
FOR LEGEND                                                    CUSIP 124830 20 9
DESCRIBING CERTAIN                          SEE REVERSE FOR CERTAIN DEFINITIONS
RESTRICTIONS ON
TRANSFERABILITY


                       CBL & ASSOCIATES PROPERTIES, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


        This certifies that




        is the owner of



FULLY PAID AND NON-ASSESSABLE SHARES OF THE 9.0% SERIES A CUMULATIVE PREFERRED STOCK OF

CBL & ASSOCIATES PROPERTIES,INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation, copies of which are on file in the office of the Transfer Agent, to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until counstersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:


COUNTERSIGNED AND REGISTERED:                          /s/ Charles B. Lebovitz
             BANKBOSTON, N.A.
                                                       CHAIRMAN OF THE BOARD,
              TRANSFER AGENT                           PRESIDENT AND CHIEF
               AND REGISTRAR                           EXECUTIVE OFFICER

BY
        AUTHORIZED SIGNATURE                           /s/ John N. Foy

                                                       SECRETARY




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                      CBL & ASSOCIATES PROPERTIES, INC.

_________________________________________________________________________

        The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions may be void ab initio. Unless otherwise determined by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 8% of the total value of the outstanding Equity Stock of the Corporation, determined as provided in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time (the "Certificate of Incorporation") (computed taking into account all outstanding shares of Equity Stock and all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested) unless such Person is a member of the Lebovitz Group or the Wolford Group (in which case a higher Ownership Limit shall be applicable); or (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under
Section 856(h) of the Code. Any acquisition of Equity Stock and continued holding of ownership of Equity Stock constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately so notify the Corporation. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. In addition, certain Beneficial Owners or Constructive Owners of Equity Stock must give written notice as to certain information on a semi-annual or annual basis. All capitalized terms in this legend have the meanings defined in the Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.
________________________________________________________________________________

        The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the office of the Secretary of the Corporation or to the Transfer Agent.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common      UNIF GIFT MIN ACT -- _____Custodian______
                                                         (Cust)         (Minor)
TEN ENT -- as tenants by the
           entireties
                                              under Uniform Gifts to Minors Act
 JT TEN -- as joint tenants with right        _________________________________
           of survivorship and not as                      (State)
           tenants in common

    Additional abbreviations may also be used though not in the above list.


For Value Received, _________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________


______________________________________________________________________________


______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________


__________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated: _______________________


                                          ______________________________________
                                          NOTICE: THE SIGNATURE OF THIS
                                          ASSIGNMENT MUST CORRESPOND WITH THE
                                          NAME AS WRITTEN UPON THE FACE OF THE
                                          CERTIFICATE IN EVERY PARTICULAR,
                                          WITHOUT ALTERATION OR ENLARGEMENT OR
                                          ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED:


By:______________________________________
   THE SIGNATURE(S) SHOULD BE GUARANTEED
   BY AN ELIGIBLE GUARANTOR INSTITUTION
   (BANKS, STOCKBROKERS, SAVINGS AND LOAN
   ASSOCIATIONS AND CREDIT UNIONS WITH
   MEMBERSHIP IN AN APPROVED SIGNATURE
   GUARANTEE MEDALLION PROGRAM), PURSUANT
   TO S.E.C. RULE 17Ad-16.